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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41079, 333-47112, 333-61360, 333-111146, 333-140430 and 333-104116) and on Form S-8 (Nos. 333-51800, 33-71262, 333-05133, 333-90331, 33-54860, 33-71598, 33-63665, 333-31471, 333-55801, 333-90329, 333-41150, 333-61113, 333-63045, 333-57263, 333-86659, 333-32906, 333-50108, 333-52362, 333-71848, 333-91342, 333-100584, 333-111838, 333-111395, 333-109845, 333-105057, 333-104114, 333-119831, 333-122631, 333-126927, 333-127994, 333-131058, 333-134151, 333-135085, 333-137472, 333-138861, 333-139282, 333-146865, 333-146417, 333-143855, 333-152368, 333-152363, 333-151558, 333-150393 and 333-149986) of EMC Corporation of our report dated February 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2009

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  Exhibit 23.1